                             NALCO CHEMICAL COMPANY
                           PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                             ---------------------

                              FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------

                           DECEMBER 31, 1996 and 1995
                           --------------------------

                                                                     EXHIBIT 99C


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 11-K

(Mark One)


{X}  Annual Report pursuant to Section 15(d) of the Securities Exchange Act of
1934

For the Fiscal year ended December 31, 1996

                                      OR

{_} Transition report pursuant to section 15(d) of the Securities Exchange Act of 1934

For the Transition period from __________to__________

Commission file number 1-4957


                          PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                           OF NALCO CHEMICAL COMPANY


                            NALCO CHEMICAL COMPANY
                               One Nalco Center
                       Naperville, Illinois  60563-1198

              (Issuer and address of principal executive offices)

                             NALCO CHEMICAL COMPANY
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------

                              FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------


                                     INDEX
                                     -----



                                                        Page
                                                        ----

Report of Independent Accountants                        1

Statements of Net Assets Available for Plan Benefits     2

Statements of Changes in Net Assets Available for
 Plan Benefits                                           3

Notes to Financial Statements                         4-12

Supplementary Schedules:

Assets Held for Investment                            Schedule I

Reportable Transactions                               Schedule II

Note:  All other schedules have been omitted because they are not applicable.

                       Report of Independent Accountants
                       ---------------------------------

March 17, 1997

To the Employee Benefit Plan
 Administration Committee of
 Nalco Chemical Company


In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

[Signature of Price Waterhouse LLP]

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------

                       AS OF DECEMBER 31, 1996 and 1995
                       --------------------------------

                                                            1996           1995
                                                            ----           ----

Investments, at fair value:

  Nalco Chemical Company common stock                   $103,167,292   $100,518,780

  Mutual funds                                            80,842,233     60,607,197

  Group annuity contract deposits                         54,277,887     54,727,955

  Bank commingled investment funds                        25,382,090     12,549,164

  Collective short-term investment funds                  15,966,425     22,810,487
                                                        ------------   ------------
                                                         279,635,927    251,213,583


Loans receivable from participants                         5,272,538      5,369,879

Accrued income receivable                                    197,768      1,949,817
                                                        ------------   ------------

Net assets available for plan benefits                  $285,106,233   $258,533,279
                                                        ============   ============


The accompanying notes are an integral part of these financial statements.

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995
                ----------------------------------------------


                                                             1996           1995
                                                             ----           ----
Sources of net assets:

  Contributions by employees                            $ 12,995,367   $ 11,807,207

  Dividend income                                          4,255,329      5,909,331

  Interest Income                                          4,739,023      6,333,726

  Transfers from Nalco Chemical Company Employee
   Stock Ownership Plan                                      941,886        265,060

  Net realized/unrealized appreciation  of investments    31,980,537      2,867,189
                                                        ------------   ------------
Total sources of net assets                               54,912,142     27,182,513

Applications of net assets:

  Account expenses                                           (68,265)       (69,477)

  Withdrawals by participants                            (28,270,923)   (42,691,647)
                                                        ------------   ------------

Increase (decrease) in net assets available for
  plan benefits                                           26,572,954    (15,578,611)

Net assets available for plan benefits at
  beginning of period                                    258,533,279    274,111,890

Net assets available for plan benefits at
  end of period                                         $285,106,233   $258,533,279
                                                        ============   ============

The accompanying notes are an integral part of these financial statements

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1996 and 1995
                          --------------------------



NOTE 1 - DESCRIPTION OF THE PLAN:
--------------------------------

The Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan (the
Plan) is a voluntary contribution, individual account plan, which covers substantially all Nalco Chemical Company (the Company) employees. No service requirement exists before an employee is eligible to participate in the Plan. Pursuant to section 6 of the Plan document, profit sharing contributions are at the discretion of the Company. The Company has not contributed to the Plan since January 1, 1990. The Plan also accepts transfers of Company common stock and cash from the Employee Stock Ownership Plan for retirees.

Beginning in 1993, the Plan expanded to include seven investment alternatives: the Nalco Stock Fund, the U.S. Government Money Market Fund, the Stable Capital Fund, the Bond Index Fund, the Balanced Fund, the Growth and Income Fund, and the Equity Index Fund. In 1995, an international equity fund was added, the EuroPacific Fund. A participant who has attained the age of 50 can transfer once per calendar year a minimum of 10% of his balance from the Nalco Stock Fund to any of the other funds in the Plan. The maximum allowable transfer is determined by the Employee Benefit Plan Administration Committee (EBPAC). Participants electing to make tax-deferred contributions through cash or salary deductions have the option of investing these contributions in a combination of any of the funds. Participants can transfer assets acquired with their individual funds at their discretion.

A participant can also make contributions which are not tax-deferred through payroll deductions or a lump-sum investment. All participant contributions vest immediately, and participants are entitled to their entire account balance upon retirement, termination, disability, or death as a lump-sum payment (or in semi-annual stock installments for shares in the Nalco Stock Fund).

Effective June 1, 1993, participants are allowed to borrow from the Plan, provided the amount does not exceed the lesser of one-half the vested Plan balance of the participant, or $50,000. The length of the loan is decided by the employee, subject to certain governmental restrictions, and the interest charged is determined by EBPAC and communicated to the participants in writing.

At December 31, 1996, employees participating in the Plan had invested in the available funds as follows (some have investments in more than one fund):

                                       1996   1995
                                       -----  -----


Total employees participating          3,204  3,314

  Nalco Stock Fund                     2,556  2,805
  U.S. Government Money Market Fund      223    208
  Stable Capital Fund                  1,652  1,903
  Bond Index Fund                        356    306
  Balanced Fund                        1,011    801
  Growth and Income Fund               2,129  3,209
  Equity Index Fund                    1,415    962
  EuroPacific Fund                       788    423


The Company believes that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event of termination of the Plan, the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan Trust (the Trust) will continue until all of the funds held by The Northern Trust Company (the Trustee) have been distributed to the participants or their beneficiaries. Such distribution will be made in accordance with the provisions of the Plan document in effect on the date of its termination.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------

Basis of Accounting

The financial statements of the Plan are prepared on the accrual basis of accounting, except for benefit payments to former participants which are recorded when paid as noted below.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the periods in which certain items of revenue and expense are included. Actual results may differ from such estimates.

Withdrawals by Participants

Withdrawals by participants includes benefit payments, transfers out of the plan, and net loan activity.

Valuation of Investments

All investments, except for group annuity contract deposits, are valued by the Trustee based on the closing market value on the last business day of the plan year. The group annuity contract deposits are stated at estimated fair value, which represents contributions made under the contracts at original cost plus interest at the contract rate. The insurance companies are contractually liable for the contract value provided the investment remains with the insurance company.

Amounts Due Participants:

In accordance with ERISA requirements for reporting by employee benefit plans, benefit payments to former participants are recorded when paid. Accordingly, at December 31, 1996 and December 31, 1995, the following amounts have been allocated to the individual accounts of former participants, but not recorded as liabilities on the Statements of Net Assets Available for Plan benefits or withdrawals by participants in the Statements of Changes in Net Assets Available for Plan Benefits:

                                        1996         1995
                                        ----         ----
Nalco Stock Fund                     $ 7,579,954  $ 8,208,607

U.S. Government Money Market Fund        174,865      122,832

Stable Capital Fund                   28,827,318   32,572,418

Bond Index Fund                        1,135,151    1,217,764

Balanced Fund                          3,452,008    2,503,391

Growth and Income Fund                12,802,784   10,183,784

Equity Index Fund                      4,158,228    2,080,864

EuroPacific Fund                       2,036,652      758,694
                                     -----------  -----------
                                     $60,166,960  $57,648,354
                                     ===========  ===========

The preceeding accounting treatment results in a difference between these financial statements and the Form 5500 as these amounts have been recorded as liabilities as of December 31, 1996 and 1995, and have been included in the benefits paid for the respective years on the form 5500.

NOTE 3 - INVESTMENTS:
--------------------

The cost of investments and number of shares or units held at December 31, 1996 and 1995 were as follows:


                                                                     1996                   1995
                                                   --------------------------------------------------------

                                                     Shares or Units    Cost    Shares or Units    Cost
                                                   --------------------------------------------------------
Nalco Chemical Company common stock                       2,855,842  $ 40,377,018   3,336,723  $ 45,355,634

American Balanced Fund                                      897,776    12,221,073     601,822     7,809,304

American EuroPacific Fund                                   393,984     9,438,990     139,496     3,073,456

Dreyfus Government Money Market Instruments               1,913,427     1,913,427   1,120,759     1,120,759

Fidelity Investments:

  Hartford Annuity Contract deposit                       2,493,039     2,493,039   2,443,354     2,443,354

  Life of Georgia Contract deposit                        5,935,391     5,935,391   5,610,737     5,610,737

  Pacific Mutual Contract deposit                         2,952,635     2,952,635   5,536,568     5,536,568

  Provident Contract deposit                              3,506,039     3,506,039   6,150,722     6,150,722

  Sun Life America Contract deposit                       2,056,298     2,056,298   5,519,295     5,519,295

  Allamerica Group Annuity Contract deposit               4,185,459     4,185,459   3,873,151     3,873,151

  Ohio National Group Annuity Contract deposit            2,792,475     2,792,475   5,229,712     5,229,712

  Protective Life Group Annuity Contract deposit          2,732,537     2,732,537   5,162,583     5,162,583

  John Hancock Mutual Life Insurance Company Group
   Annuity Contract deposit                               2,729,307     2,729,307   5,160,833     5,160,833


  J. P. Morgan Group Annuity Contract deposit            10,000,000    10,000,000  10,041,000    10,041,000

  New York Life Group Annuity Contract deposit            5,233,580     5,233,580        ----          ----

  New York Life Group Annuity Contract deposit            1,538,896     1,538,896        ----          ----

  Principal Mutual Group Annuity Contract deposit         5,244,967     5,244,967        ----          ----

  Transamerica Group Annuity Contract deposit             2,877,266     2,877,266        ----          ----

Neuberger & Berman Guardian Fund                          2,169,599    44,705,133   2,073,127    40,241,819

Barclays Equity Index Fund                                1,147,067    17,686,050     626,968     7,917,347

Barclays Government/Corporate Bond Index Fund               236,123     2,629,958     212,773     2,278,191

The Northern Trust Company Collective Short-Term
 Investment Fund                                         15,966,425    15,966,425  22,810,487    22,810,487
                                                                     ------------              ------------

            Total                                                    $199,215,963              $185,334,952
                                                                     ============              ============

Individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1996 are as follows:


                                                    Shares or Units     Cost       Fair Value
                                                    ------------------------------------------
Barclays Equity Index Fund                                1,147,067  $17,686,050  $ 22,482,506

Nalco Chemical Company common stock                       2,855,842   40,377,018   100,167,292

Neuberger & Berman Commingled Guardian Fund               2,169,599   44,705,133    55,606,827

The Northern Trust Company Collective Short-Term
  Investment Fund                                        15,966,425   15,966,425    15,966,425


NOTE 4 - TRANSACTIONS WITH RELATED PARTY:
----------------------------------------

Certain expenses pertaining to the operation of the Plan are paid by the Company and are not charged against the assets or income of the Plan. In addition, various administrative, legal, and accounting services are performed by Company personnel on behalf of the Plan. No charges are made to the Plan for these services.

NOTE 5 - INCOME TAX STATUS:
--------------------------

The Internal Revenue Service issued a letter of determination dated July 17, 1995 stating the Plan is qualified under section 401(a) of the Internal Revenue Code (the Code) and is, therefore, exempt from federal income taxation under section 501(a) of the Code. Participants are not subject to federal income tax until amounts are distributed to them.

NOTE 6 - GROUP ANNUITY CONTRACTS:
--------------------------------

The fair value of group annuity contract deposits at December 31, 1996 and 1995 was comprised of the following:


                                                                                        December 31,
                                                                                      1996         1995
                                                                                      ----         ----

John Hancock Mutual Life Insurance Company
 contract deposit, GAC7892, due 12/1/97 (5.77% in 1996 and 1995)                   $2,729,307  $ 5,160,833

Fidelity Management Trust Company:                                                       ----         ----

  Hartford contract deposit, GA10156, due 12/21/98 (4.87% in 1996 and 1995)         2,493,039    2,443,354

  Life of Georgia contract deposit, FR101, open (6.15% in 1996 and 1995)            5,935,391    5,610,737

  Pacific contract deposit, G2608041, due 6/1/98 (6.65% in 1996 and 1995)           2,952,635    5,536,568

  Provident contract deposits, #627-0569201A, due 6/1/97 (6.21% in  1996 and 1995);
   #627-05692-02A, due 6/1/98 (7.00% in 1995)                                       3,506,039    6,150,722

  Sun Life America contract deposits, #4656, due 7/25/98 (6.58% in 1996);
   FA464, due 12/1/95 (4.45% in 1995)                                               2,056,298    5,519,295

  Allamerica contract deposit, GA91636A, due 11/30/97 (8.05% in 1996 and 1995)      4,185,459    3,873,151

  Ohio National contract deposit, #5708, due 12/1/97 (6.75% in 1996 and 1995)       2,792,475    5,229,712

  Protective Life contract deposit, GA1191, due 6/1/97 (5.85% in 1996 and 1995)     2,732,537    5,162,583

  J. P. Morgan contract deposit, NALCO-01, due 6/1/2000 (6.08% in 1996 and 1995)   10,000,000   10,041,000

  New York Life contract deposit, #30481, due 6/30/99 (6.11% in 1996)               5,233,580         ----

  New York Life contract deposit, #30481-002, due 7/12/97 (5.90% in 1996)           1,538,896         ----

  Principal Mutual contract deposit, #4-23183, due 12/31/2000 (6.41% in 1996)       5,244,967         ----

  Transamerica contract deposit, S1393-00, 50% due 6/30/97 and 50% due
   1/30/98 (6.13% in 1996)                                                          2,877,262         ----
                                                                                  -----------  -----------
                                                                                  $54,277,887  $54,727,955
                                                                                  ===========  ===========

Average yields for the above contracts are not calculated as the rates are guaranteed. No valuation reserve was established in 1996 or 1995 as the companies listed all maintain at least an A+ credit rating.

NOTE 7 - STATEMENTS OF NET ASSETS:

The statements of net assets available for plan benefits by fund as of December 31, 1996 and 1995 are as follows:


                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1996
                            -----------------------

                                                    U.S. Govt
                                      Nalco Stock   Money Mkt   Stable Capital   Bond Index   Balanced     Growth &
                                          Fund        Fund           Fund           Fund        Fund      Income Fund
                                          ----        ----           ----           ----        ----      -----------
Investments, at fair value:

Nalco Chemical Company
  common stock                       $103,153,745

Mutual funds                                        $1,913,427                               $13,062,639   $55,606,827

Group annuity contract
  deposits                                                        $54,277,887

Bank commingled mutual
  funds                                                                          $2,899,584

Collective short-term
  investment fund                         923,478                  14,643,455
                                     ------------   ----------    -----------    ----------  -----------  ------------

                                      104,077,223    1,913,427     68,921,342     2,899,584   13,062,639    55,606,827
Loans receivable from
  participants

Accrued income receivable                   8,061        7,011        181,661
                                     ------------   ----------    -----------    ----------  -----------  ------------
Net assets available for plan
  benefits                           $104,085,284   $1,920,438    $69,103,003    $2,899,584  $13,062,639   $55,606,827
                                     ============   ==========    ===========    ==========  ===========   ===========

                                    Equity Index   EuroPacific                 Clearing
                                       Fund           Fund      Loan Account   Account        Total
                                       ----           ----      ------------   -------        -----
Nalco Chemical Company
  common stock                                                                  $13,547    $103,167,292

Mutual funds                                      $ 10,259,340                               80,842,233

Group annuity contract                                                                       54,277,887
  deposits

Bank commingled mutual              $22,482,506                                              25,382,090
  funds

Collective short-term
  investment fund                                                               399,492      15,966,425
                                    -----------   -----------    ----------    --------    ------------
                                    $22,482,506   $10,259,340                  $413,039    $279,635,927

Loans receivable from
  participants                                                   $5,272,538                   5,272,538

Accrued income receivable                                                         1,035         197,768
                                    -----------   -----------    ----------    --------    ------------
Net assets available for plan
  benefits                          $22,482,506   $10,259,340    $5,272,538    $414,074    $285,106,233
                                    ===========   ===========    ==========    ========    ============

                                      -9-

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1995
                            -----------------------




                                              U.S. Govt
                              Nalco Stock     Money Mkt    Stable Capital   Bond Index    Balanced     Growth &       Equity Index
                                 Fund           Fund            Fund           Fund         Fund      Income Fund         Fund
                                 ----           ----            ----           ----         ----      -----------         ----
Investments, at fair value:
Nalco Chemical Company
  common  stock               $100,495,795

Mutual funds                                  $1,120,759                                 $8,515,778   $47,744,107

Group annuity contract
  deposits                                                  $54,727,955

Bank commingled mutual
  funds                                                                     $2,549,022                                $10,000,142

Collective short-term
  investment fund                  538,239                   22,199,352              1
                              ------------    ----------    -----------     ----------   ----------   -----------     -----------
                               101,034,034     1,120,759     76,927,307      2,549,023    8,515,778    47,744,107      10,000,142

Loans receivable from
  participants

Accrued income receivable            6,007         4,560         92,824                                 1,844,016
                              ------------    ----------    -----------     ----------   ----------   -----------     -----------
Net assets available for
  plan benefits               $101,040,041    $1,125,319    $77,020,131     $2,549,023   $8,515,778   $49,588,123     $10,000,142
                              ============    ==========    ===========     ==========   ==========   ===========     ===========


                              EuroPacific                      Clearing
                                Fund          Loan Account     Account            Total
                                ----          ------------     -------            -----
Investments, at fair value:
Nalco Chemical Company
  common  stock                                                $22,985         $100,518,780

Mutual funds                  $3,226,553                                         60,607,197

Group annuity contract
  deposits                                                                       54,727,955

Bank commingled mutual
  funds                                                                          12,549,164

Collective short-term
  investment fund                    135                2       72,758           22,810,487
                              ----------      -----------      -------         ------------
                               3,226,688                2       95,743          251,213,583

Loans receivable from
  participants                                $5,369,879                          5,369,879

Accrued income receivable              1                         2,409            1,949,817
                              ----------      ----------       -------         ------------
Net assets available for
  plan benefits               $3,226,689      $5,369,881       $98,152         $258,533,279
                              ==========      ==========       =======         ============


NOTE 8 - STATEMENTS OF CHANGES IN NET ASSETS:
---------------------------------------------

The statements of changes in net assets available for benefits by fund for the year ended December 31, 1996 and 1995 are as follows:

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
    ----------------------------------------------------------------------
                               DECEMBER 31, 1996
                               -----------------

                                                 U.S. Govt
                                 Nalco Stock     Money Mkt    Stable Capital   Bond Index    Balanced     Growth &     Equity Index
                                    Fund           Fund            Fund           Fund         Fund      Income Fund       Fund
                                    ----           ----            ----           ----         ----      -----------       ----
Sources of net assets:
  Contributions by employees     $    758,733    $  120,998    $ 2,528,121      $  216,843  $ 1,031,468  $ 5,362,833   $ 2,085,277

  Dividend income                   3,099,842                                                   424,394      565,562

  Interest income                      77,157        62,414      4,140,330

  Transfers from Nalco
     Chemical Company
     Employee Stock
     Ownership Plan                   941,886

  Net transfers authorized by
     participants                 (11,876,137)      837,002     (2,983,492)        170,806    2,775,143   (4,632,297)    7,847,638

  Net realized/unrealized
     appreciation (depreciation)
     of investments                18,404,557                                       55,858    1,002,573    7,865,115     3,544,864
                                 ------------    ----------     ----------      ----------  -----------   ----------   -----------
     Total sources of net assets   11,406,038     1,020,414      3,684,959         443,507    5,233,578    9,161,213    13,477,779

Applications of net assets:

  Account expenses                                                   2,815

  Withdrawals by participants      (8,360,795)     (225,295)   (11,604,902)        (92,946)    (686,717)  (3,142,509)     (995,415)
                                 ------------    ----------    -----------      ----------  -----------   ----------   -----------

  Increase (decrease) in net
     assets available for plan
     benefits                       3,045,243       795,119     (7,917,128)        350,561    4,546,861    6,018,704    12,482,364

  Net assets available for plan
     benefits at beginning
     of period                    101,040,041     1,125,319     77,020,131       2,549,023    8,515,778   49,588,123    10,000,142
                                 ------------    ----------    -----------      ----------  -----------  -----------   -----------
  Net assets available for plan
     benefits at end
     of period                   $104,085,284    $1,920,438    $69,103,003      $2,899,584  $13,062,639  $55,606,827   $22,482,506
                                 ============    ==========    ===========      ==========  ===========  ===========   ===========


                                  EuroPacific                      Clearing
                                     Fund       Loan Account       Account            Total
                                     ----       ------------       -------            -----

Sources of net assets:
  Contributions by employees      $   819,745                  $    71,349         $ 12,995,367

  Dividend income                     160,966                        4,565            4,255,329

  Interest income                               $  446,323          12,799            4,739,023

  Transfers from Nalco
     Chemical Company
     Employee Stock                                                                     941,886
     Ownership Plan

  Net transfers authorized by
     participants                   5,704,703     (125,137)      2,281,771                    0

  Net realized/unrealized
     appreciation (depreciation)
     of investments                 1,108,492                         (922)          31,980,537
                                  -----------   ----------     -----------         ------------

     Total sources of net assets    7,793,906      321,186       2,369,562           54,912,142

Applications of net assets:

  Account expenses                                                 (71,080)             (68,265)

  Withdrawals by participants        (761,255)    (418,529)     (1,982,560)         (28,270,923)
                                  -----------   ----------     -----------         ------------

  Increase (decrease) in net
     assets available for plan
     benefits                       7,032,651      (97,343)        315,922           26,572,954

  Net assets available for plan
     benefits at beginning
     of period                      3,226,689    5,369,881          98,152          258,533,279
                                  -----------   ----------     -----------         ------------
  Net assets available for plan
     benefits at end
     of period                    $10,259,340   $5,272,538     $   414,074         $285,106,233
                                  ===========   ==========     ===========         ============


                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
    ----------------------------------------------------------------------
                               DECEMBER 31, 1995
                               -----------------

                                                         U.S. Govt
                                         Nalco Stock     Money Mkt    Stable Capital    Bond Index     Balanced     Growth &
                                            Fund           Fund            Fund            Fund          Fund     Income Fund
                                            ----           ----            ----            ----          ----     -----------
Sources of net assets:

  Contributions by employees           $    837,162     $  316,842    $  3,506,154    $  159,149   $   753,065    $ 4,730,669

  Dividend income                         3,408,420                                                    299,279      2,137,624

  Interest income                            66,061         61,669       5,776,349

  Transfers from Nalco
    Chemical Company
    Employee Stock
    Ownership Plan                          265,060

Net transfers authorized by
  participants                           (3,511,076)       (93,073)    (10,976,567)      174,565       47,412         907,330

Net realized/unrealized
  appreciation (depreciation) of
  investments                           (10,351,426)                                     360,554    1,400,454       9,091,198
                                       ------------     ----------    ------------    ----------   ----------     -----------

    Total sources of net assets          (9,285,799)       385,438      (1,694,064)      694,268    2,500,210      16,866,821

Applications of net assets:

    Account expenses                                                        (3,180)

    Withdrawals by participants         (14,860,930)      (206,827)    (15,031,673)      (55,623)    (293,835)     (2,567,591)
                                       ------------     ----------    ------------    ----------   ----------     -----------

Increase (decrease) in net
  assets available for plan
  benefits                              (24,146,729)        78,611     (16,728,917)      638,645    2,206,375      14,299,230

Net assets available for plan
  benefits at beginning of
  period                                125,186,770      1,046,708      93,749,048     1,910,378    6,309,403      35,288,893
                                       ------------     ----------    ------------    ----------   ----------     -----------

Net assets available for plan
  benefits at end of period            $101,040,041     $1,125,319    $ 77,020,131    $2,549,023   $8,515,778     $49,588,123
                                       ============     ==========    ============    ==========   ==========     ===========


                                      Equity Index      EuroPacific                       Clearing
                                          Fund             Fund        Loan Account        Account         Total
                                          ----             -----       ------------        -------         -----
Sources of net assets:

  Contributions by employees         $   984,267      $   516,233                     $     3,676       $ 11,807,207

  Dividend income                                          64,008                                          5,909,331

  Interest income                                             137       $  415,553         13,957          6,333,726

  Transfers from Nalco
    Chemical Company
    Employee Stock
    Ownership Plan                                                                                           265,060

Net transfers authorized by
  participants                         3,038,757        2,597,629         (198,667)     8,013,690                  0

Net realized/unrealized
  appreciation (depreciation) of
  investments                          2,100,958          265,451                                          2,867,189
                                     -----------      -----------       ----------    -----------       ------------

    Total sources of net assets        6,123,982        3,443,448          216,886      8,031,323         27,182,513

Applications of net assets:

    Account expenses                                                                      (66,297)           (69,477)

    Withdrawals by participants         (366,886)        (216,759)        (464,085)    (8,627,438)       (42,691,647)
                                     -----------      -----------       ----------    -----------       ------------

Increase (decrease) in net
  assets available for plan
  benefits                             5,757,096        3,226,689         (247,199)      (662,412)       (15,578,611)

Net assets available for plan
  benefits at beginning of
  period                               4,243,046                         5,617,080        760,564        274,111,890
                                     -----------      -----------       ----------    -----------       ------------

Net assets available for plan
  benefits at end of period          $10,000,142      $ 3,226,689       $5,369,881    $    98,152       $258,533,279
                                     ===========      ===========       ==========    ===========       ============

                                                                      SCHEDULE I
                                                                      ----------
                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                           ASSETS HELD FOR INVESTMENT
                           --------------------------
                            AS OF DECEMBER 31, 1996
                            -----------------------

Identity of Issuer                    Description of Investment                         Cost                         Fair Value
------------------                    -------------------------                          ----                        ----------
Nalco Chemical Company                2,855,842 shares of common stock                   $ 40,377,018                $103,167,292

Fidelity Management Trust Company:

         John Hancock                 Group annuity contract deposit,
                                         GAC7892, 5.77%, due 12/1/97                        2,729,307                   2,729,307

         Hartford                     Group annuity contract deposit,
                                         GA10156, 4.87%, due 12/21/98                       2,493,039                   2,493,039

         Life of Georgia              Group annuity contract deposit,
                                         FR101, 6.15%, open                                 5,935,391                   5,935,391

         Pacific                      Group annuity contract deposit,
                                         G2608401, 6.65%, due 6/1/98                        2,952,635                   2,952,635

         Provident                    Group annuity contract deposit,
                                         #627-05692-01A, 6.21%, due 6/1/97                  3,506,039                   3,506,039

         Sun Life America             Group annuity contract deposit,
                                         #4656, 6.58%, due 7/25/98                          2,056,298                   2,056,298

         Allamerica                   Group annuity contract deposit,
                                         GA91636A, 8.05%, due 11/30/97                      4,185,459                   4,185,459

         Ohio National                Group annuity contract deposit,
                                         5708, 6.75%, due 12/1/97                            2,792,475                   2,792,475

         Protective Life              Group annuity contract deposit,
                                         GA1191, 5.85%, due 6/1/97                          2,732,537                   2,732,537

         J.P. Morgan                  Group annuity contract deposit,
                                         NALCO-01, 6.08%, due 6/1/2000                     10,000,000                  10,000,000

         New York Life                Group annuity contract deposit,
                                         #30481, 6.11%, due 6/30/99                         5,233,580                   5,233,580

         New York Life                Group annuity contract deposit,
                                         #30481-002, 5.90%, due 7/12/97                     1,538,896                   1,538,896

         Principal                    Group annuity contract deposit,
                                         #4-23183, 6.41%, due 12/31/2000                    5,244,967                   5,244,967

Transamerica                          Group annuity contract deposit,
                                         51393-00, 6.13%, 50% due 6/30/97
                                         and 50% due 1/30/98                                2,877,264                   2,877,264

American                              American EuroPacific Growth Fund - 393,984 shares     9,438,990                  10,259,340

                                      American Balanced Fund - 897,776 shares              12,221,073                  13,062,639

Dreyfus                               U.S. Government Money Market Fund                     1,913,427                   1,913,427

Neuberger & Berman                    Guardian Fund - 2,169,599 shares                     44,705,133                  55,606,827

Barclays Global Investors             Barclays Equity Index Fund -1,147,067 shares         17,686,050                  22,482,506

                                      Barclays Bond Index Fund -236,123 shares              2,629,958                   2,899,584

The Northern Trust Company            Collective Short-Term Investment Fund                15,966,425                  15,966,425

*Participant loans                    Participant loans, average interest rate of 8.80%      5,272,538                   5,272,538
                                                                                         ------------                ------------

*Party-in-interest to the Plan.                                                          $204,488,499                $284,908,465
                                                                                         ============                ============

                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                            REPORTABLE TRANSACTIONS
                            -----------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1996            SCHEDULE II
                     ------------------------------------            -----------

                                                                                                    Expenses
                                                                                                    Incurred
                                                                                                       With
Identity of Party Involved   Description of Asset                    Purchase Price  Selling Price  Transaction   Cost of Asset
---------------------------  --------------------                    --------------  -------------  -----------   -------------

Category (iii) - A series of security transactions in excess of 5% of the current value of plan assets:
------------------------------------------------------------------------------------------------------
Neuberger & Berman Management    Neuberger & Berman Guardian Equity
                                 Fund:

                                       135 purchases                      $13,457,662                                $13,457,662

                                       126 sales                                           $10,901,052               $ 8,994,348

The Northern Trust Company       Collective Short-Term Investment
                                 Fund:

                                       108 purchases                      $36,709,398                                $36,709,398

                                       165 sales                                           $43,553,459               $43,553,459

Barclays Global Investors        Barclays Equity Index Fund:

                                       180 purchases                      $13,289,633                                $13,289,633

                                       72 sales                                            $ 4,351,621               $ 3,520,930

Nalco Chemical Company           Nalco Chemical Company Common Stock:

                                       4 purchases                        $ 1,781,936                     $ 2,692    $ 1,781,936

                                       14 sales                                            $15,054,188    $20,871    $ 6,261,771


                                       Value of
                                       Asset on
                                      Transaction     Net Gain
Identity of Party Involved               Date          (Loss)
--------------------------               ----          ------
Neuberger & Berman Management


                                     $13,457,662

                                     $10,901,052      $1,906,704

The Northern Trust Company


                                     $36,709,398

                                     $43,553,459

Barclays Global Investors


                                     $13,289,633

                                     $ 4,351,621      $  830,691
Nalco Chemical Company


                                     $ 1,781,936

                                     $15,054,188      $8,771,546

There were no reportable category (i), (ii), or (iv) transactions for the year ended December 31, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PROFIT SHARING, PAY DEFERRAL
                                                          AND INVESTMENT PLAN OF
                                                          NALCO CHEMICAL COMPANY

                                                   /s/ J. F. Lambe
                                                BY______________________________
                                                   Member, Employee Benefit Plan
                                                   Administration Committee



Dated: March 27, 1997